Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 12, 2003 accompanying the financial statements and schedule included in the Annual Report of CopyTele, Inc. on Form 10-K for the year ended October 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of CopyTele, Inc. on Forms S-8 (Registration Nos. 33-72716, 33-62381, 333-16933, 333-53416,
333-69650, 333-99717 and 333-105012).


/s/ GRANT THORNTON LLP

Melville, New York
December 12, 2003